Exhibit 99

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
	             DANIEL M. JUNIUS AT (978) 449-3416



        NEW ENGLAND BUSINESS SERVICE, INC.
  ANNOUNCES HIGHER SECOND QUARTER RESULTS AND
               DIVIDEND INCREASE


GROTON, MA -January 21, 2004 - New England Business Service,
Inc. (NYSE: NEB) today announced results for its second quarter ended December 27, 2003.

Revenues for the second quarter of fiscal 2004 were a record $197 million versus $153 million in the prior year. The 29% increase in sales was driven by the addition of Safeguard Business Systems, Inc., which was acquired on June 2, 2003. Excluding the effect of the acquisition, net sales grew approximately 3% over the prior year's level.

Net income of $9.7 million, or $.71 per share, compares with $12.9 million, or $.97 per share, in the year ago period. Excluding the effect of the unusual items shown in the attached financial reconciliation worksheet, net income in the quarter was $10.7 million, or $.79 per share, versus $10.5 million, or $.78 per share, in the prior year's second quarter, a 2.5% increase in net income and a 1.2% increase in earnings per share.

Mr. Richard T. Riley, President and CEO, commented, "Higher sales and profits in four of our five reporting segments drove our performance in the quarter. While sales of holiday cards rose 8% year to year, marketing spending was geared to a greater increase, which adversely impacted profits in the Direct Marketing - U.S. segment. Partially offsetting higher segment profits were increased amortization and incentive compensation expenses along with a higher tax rate year to year."

Mr. Riley added, "We now expect sales for fiscal year 2004 to reach $700-$725 million, an increase of between 25-30%, primarily as a result of the Safeguard acquisition and the January, 2004 acquisition of Stephen Fossler Company. We expect earnings per share to increase from the $1.51 recorded in fiscal 2003 to between $2.12-$2.17, or approximately 40-44% in 2004. Excluding the impact of unusual items consisting of the anticipated $.23 impact of Safeguard-related planned exit and integration actions in fiscal 2004, earnings per share are expected to increase in 2004 to the range of $2.35-$2.40, or approximately 14-16% from the comparable $2.07 level last year."

The effect of the unusual items on fiscal year 2003 earnings is detailed in the attached financial reconciliation worksheet.

The Company repurchased approximately 45,300 shares of its stock during the second quarter under its existing share repurchase program.

The Board of Directors of the Company declared a dividend of $.22 per share, an increase of 10%, with a record date of February 6, 2004 and a payment date of February 20, 2004. This is consistent with the earlier announcement of the Board's intention to increase the dividend.

The conference call to review the Company's second quarter results will be broadcast live via the investor relations section of the Company's web site, nebs.com, at 11:00 AM ET on Thursday, January 22, 2004. A replay will be available at the same location for one week after the broadcast.

The Company's consolidated financial results, balance sheet and statement of changes in financial position are attached along with supplemental information regarding revenues and profit from operations by reporting segment and certain financial reconciliations.

New England Business Service, Inc. is a leading business-to-business company with approximately 3.1 million active small business customers in the United States, Canada, the United Kingdom and France. The Company supplies a wide variety of business products and services including checks, forms, packaging supplies, embossed anniversary seals and other printed material which are marketed through direct mail, telesales, a direct sales force, dealers, dedicated distributors and the Internet. The Company also designs, embroiders and sells specialty apparel products through distributors and independent sales representatives to the promotional products/advertising specialty industry,
primarily in the United States.   More information about New
England Business Service, Inc. is available at the Company's web site, nebs.com.

This press release contains forward-looking statements, including expectations for future revenue and earnings performance arising from current trends in referenced product lines and channels, the effect of acquiring Safeguard Business Systems, Inc., and other initiatives. These forward-looking statements reflect the Company's current expectations only, and the Company expressly disclaims any current intention to update such statements. There can be no assurance that the Company's actual results will not differ materially from those expressed or implied by these statements due to various risks and uncertainties, including the risks and uncertainties associated with successfully integrating Safeguard Business Systems with the Company, changed customer preferences or economic conditions affecting demand for the Company's products, and other factors described in the Company's Annual Report on Form 10-Q for the fiscal quarter ended September 27, 2003, on file with the Securities and Exchange Commission.

                   ****

                             NEW ENGLAND BUSINESS SERVICE, INC.
                             STATEMENTS OF CONSOLIDATED INCOME
                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                         (unaudited)

                                   THREE MONTHS ENDED   SIX MONTHS ENDED
                                   -------------------  ----------------
                                   Dec. 27,  Dec. 28,   Dec. 27,   Dec. 28
                                    2003      2002       2003       2002
                                   --------   --------  --------   --------

NET SALES                          $196,866  $152,599   $364,154   $281,450
COST OF SALES                        81,718    63,138    150,860    117,417
                                   --------  --------   --------   --------
GROSS PROFIT                        115,148    89,461    213,294    164,033

PERCENT OF SALES                       58.5%     58.6%      58.6%      58.3%

OPERATING EXPENSES
  SELLING AND ADVERTISING            71,721    51,599    133,615     95,598
  GENERAL AND ADMINISTRATIVE         24,557    19,198     48,665     38,515
  EXIT COSTS                          1,009         -      1,800          -
                                   --------   --------  --------   --------
     TOTAL OPERATING EXPENSES        97,287    70,797    184,080    134,113
                                   --------   --------  --------   --------
INCOME FROM OPERATIONS               17,861    18,664     29,214     29,920

PERCENT OF SALES                        9.1%     12.2%       8.0%      10.6%

OTHER (EXPENSE)/INCOME
  INTEREST INCOME                        69        43        152         75
  INTEREST EXPENSE                   (1,792)   (1,978)    (3,542)    (5,055)
  LOSS ON SETTLEMENT
    OF INTEREST RATE SWAPS                -       (66)          -    (3,277)
  GAIN ON SALE OF LONG-TERM
    INVESTMENT                            -     4,075           -    10,397
                                   --------   --------  ---------  --------
     TOTAL OTHER (EXPENSE)/INCOME    (1,723)    2,074     (3,390)     2,140
                                   --------   --------  ---------  --------
INCOME BEFORE INCOME TAXES           16,138    20,738     25,824     32,060

PROVISION FOR INCOME TAXES            6,456     7,817     10,330     12,165
                                   --------   --------  ---------  --------

NET INCOME                         $  9,682  $ 12,921   $ 15,494    $19,895
                                   ========   ========  =========  ========
PER SHARE AMOUNTS:
------------------
DILUTED EARNINGS PER SHARE         $   0.71  $   0.97   $   1.14    $  1.49
                                   ========  ========   =========  ========

DIVIDENDS PAID                     $   0.20  $   0.20   $   0.40    $  0.40
                                   ========  ========   =========  ========

DILUTED WEIGHTED AVERAGE
    SHARES OUTSTANDING               13,590    13,348     13,601     13,361
                                   ========   ========  =========  ========

The items identified below relate to restructuring actions, goodwill and other intangible asset impairment, the gain related to the sale of our investment in Advantage Payroll Services, Inc. and charges related to the settlement of interest rate swaps due to the sale of Advantage. These items are being separately identified as we believe these restructuring actions and other events are unusual or infrequent in nature and are not directly tied to the operations and results of our core business activities.
Therefore,the trends in the base business are clearer without the effects of these identified items. Management performance targets are also set on and measured against a basis that excludes these items. These items are also detailed in the accompanying Financial Reconciliation worksheet.


Net Income for the three months ended December 27, 2003 includes a net after-tax charge of $1,036, or $0.08 per diluted share, related to integration and restructuring actions. On a pretax basis, total costs were $1,725 reported in the following categories: Exit Costs $1,009, Cost of Sales $580, Selling and Advertising $9, and General and
Administrative $127.

Net Income for the three months ended December 28, 2002 included a net after-tax gain of $2,510, or $0.19 per diluted share, related to the sale of equity interests in Advantage Payroll, Inc. and a net after-tax charge of $41 related to the loss on settlement of interest rate swaps.


Net income for the six months ended December 27, 2003 includes a net after-tax charge of $1,538, or $0.11 per diluted share, related to integration and restructuring actions. On a pretax basis, the total costs were $2,563, reported in the following categories: Exit Costs $1,800, Cost of Sales
$627, Selling and Advertising $9, and General and Administrative $127.

Net income for the six months ended December 28, 2002 included a net after-tax gain of $6,404, or $0.48 per diluted share, related to the sale of equity interests in Advantage Payroll, Inc. and a net after-tax charge of $2,019, or $0.15 per diluted share, related to the loss on settlement of interest rate swaps.


                       NEW ENGLAND BUSINESS SERVICE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                              (IN THOUSANDS)

                                                    Dec. 27,      June 28,
                                                     2003           2003
                                                   --------       --------
                                                   (unaudited)
ASSETS
------
CASH AND CASH EQUIVALENTS                          $  3,703       $  4,743
ACCOUNTS RECEIVABLE, NET                             76,502         71,049
INVENTORIES, NET                                     41,653         39,792
DIRECT MAIL ADVERTISING MATERIALS, NET
   AND PREPAID EXPENSES                              19,670         18,710
DEFERRED INCOME TAX BENEFIT                          13,779         14,041
                                                   --------       --------
    TOTAL CURRENT ASSETS                            155,307        148,335

PROPERTY AND EQUIPMENT                               79,140         80,110
NET PROPERTY HELD FOR SALE                                -            328
GOODWILL AND OTHER INTANGIBLE ASSETS, NET           163,538        164,293
DEFERRED INCOME TAXES AND OTHER ASSETS               26,676         25,400
                                                   --------       --------
    TOTAL ASSETS                                   $424,661       $418,466
                                                   ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
ACCOUNTS PAYABLE                                   $ 21,788       $ 22,937
ACCRUED EXPENSES                                     69,341         65,192
CURRENT PORTION OF LONG-TERM DEBT                    10,565            764
                                                   --------       --------
    TOTAL CURRENT LIABILITIES                       101,694         88,893

LONG-TERM DEBT                                      137,274        157,025
DEFERRED INCOME TAXES                                21,397         21,377
STOCKHOLDERS' EQUITY                                164,296        151,171
                                                   --------       --------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $424,661       $418,466
                                                   ========       ========


                     NEW ENGLAND BUSINESS SERVICE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (IN THOUSANDS)
                               (unaudited)

                                                     SIX MONTHS ENDED

                                                     Dec.27,       Dec. 28,
                                                      2003          2002
                                                     --------      --------

CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
NET INCOME                                           $ 15,494      $ 19,895

ADJUSTMENTS TO RECONCILE NET INCOME TO NET
  CASH PROVIDED BY OPERATING ACTIVITIES:

  DEPRECIATION                                         11,848         9,957
  AMORTIZATION                                          5,125         3,567
  EXIT COSTS                                            1,800             -
  LOSS ON DISPOSAL OF EQUIPMENT                            23            50
  GAIN ON SALE OF LONG-TERM INVESTMENT                      -       (10,397)
  PROVISION FOR LOSSES ON ACCOUNTS RECEIVABLE           2,453         2,925
  DEFERRED GRANTS                                           -            (3)
  EMPLOYEE BENEFIT CHARGES                                975           543

CHANGES IN ASSETS AND LIABILITIES:
  ACCOUNTS RECEIVABLE                                  (7,561)       (5,537)
  INVENTORIES AND ADVERTISING MATERIAL                 (1,749)       (2,561)
  PREPAID EXPENSES AND OTHER ASSETS                    (1,060)        1,308
  ACCOUNTS PAYABLE                                     (1,402)         (875)
  INCOME TAXES PAYABLE                                    772         4,701
  OTHER ACCRUED EXPENSES                                 (363)       (1,257)
                                                     --------      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES              26,355        22,316
                                                     --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------
  ADDITIONS TO PROPERTY AND EQUIPMENT                 (10,543)       (8,160)
  PURCHASE OF LONG-TERM INVESTMENT                          -        (5,421)
  PROCEEDS FROM SALE OF LONG-TERM INVESTMENT                -        46,339
  PROCEEDS FROM SALE OF BUILDING                          364             -
  PRCCEEDS FROM SALE OF EQUIPMENT                           -            12
  ACQUISITION OF BUSINESS                              (2,178)            -
                                                     --------       --------
NET CASH (USED)/PROVIDED BY INVESTING ACTIVITIES      (12,357)       32,770
                                                     --------       --------


CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
  REPAYMENT OF DEBT                                   (37,450)      (76,816)
  PROCEEDS FROM BORROWINGS - NET OF ISSUANCE COSTS     27,477        26,498
  PROCEEDS FROM ISSUANCE OF COMMON STOCK                3,828           323
  ACQUISITION OF TREASURY STOCK                        (3,946)       (1,553)
  DIVIDENDS PAID                                       (5,244)       (5,218)
                                                      --------      --------

NET CASH USED BY FINANCING ACTIVITIES                 (15,335)      (56,766)
                                                     --------       --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                   297          (139)
---------------------------------------              --------       --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                (1,040)       (1,819)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD        4,743         6,112
                                                     --------       --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD           $  3,703      $ 4,293
                                                     ========      ========


                             NEW ENGLAND BUSINESS SERVICE, INC.
                               SEGMENT FINANCIAL INFORMATION
                                     (IN THOUSANDS)
                                       (unaudited)

                                   THREE MONTHS ENDED    SIX MONTHS ENDED
                                  -------------------   -----------------
                                  Dec. 27,  Dec. 28,   Dec. 27,   Dec. 28,
                                    2003       2002     2003       2002
                                  --------  --------  --------    --------

NET SALES
---------

DIRECT MARKETING - U.S.          $ 78,916   $ 80,894  $140,529    $144,780
DIRECT AND DISTRIBUTOR SALES       68,895     28,365   135,482      54,911
PACKAGING & DISPLAY PRODUCTS       23,311     22,685    42,929      42,314
INTERNATIONAL                      13,100     10,808    23,174      19,840
APPAREL                            12,644      9,847    22,040      19,605
                                  --------  --------  --------    --------
   TOTAL                         $196,866   $152,599  $364,154    $281,450
                                  --------  --------  --------    --------
                                  --------  --------  --------    --------

PROFIT(LOSS) FROM OPERATIONS
-----------------------------

DIRECT MARKETING - U.S.          $ 18,237   $ 18,967  $ 32,917    $ 33,934
DIRECT AND DISTRIBUTOR SALES        6,955      3,653    12,749       6,009
PACKAGING & DISPLAY PRODUCTS        1,568      1,166     2,193       1,585
INTERNATIONAL                       1,265      1,156     1,313       1,606
APPAREL                               (53)      (385)     (451)     (1,093)
                                  --------   -------- --------    --------
   TOTAL                         $ 27,972   $ 24,557  $ 48,721    $ 42,041
                                  --------   -------- --------    --------
                                  --------   -------- --------    --------

Profit (loss) from operations is similar to income from operations as reported on the statements of consolidated income in that it excludes interest and other income and expense. This measure, however, also excludes certain items that are reported within income from operations. These include management incentive compensation, amortization, integration charges, restructuring charges, impairment charges and corporate expenses. The chief operating decision-maker, in assessing segment results, does not consider these items. In order to reconcile the segment numbers above to the Company's income before income taxes, adjustments representing the items above totaling $11,834 and $3,819 for the three months ended Dec. 27, 2003 and Dec. 28, 2002, respectively, need to be made to the reported segment results. For the six months ended Dec. 27, 2003 and Dec. 28, 2002, the adjustments representing the items listed above totaled
$22,897 and $9,981, respectively. These adjustments are detailed in the accompanying Financial Reconciliation worksheet.



                             NEW ENGLAND BUSINESS SERVICE, INC.
                               FINANCIAL RECONCILIATIONS
                                     (IN THOUSANDS)
                                       (unaudited)

                                                                                 YEAR
                                    THREE MONTHS ENDED     SIX MONTHS ENDED      ENDED
                                   -------------------     ---------------      -------
UNUSUAL ITEMS IN EARNINGS RESULTS   Dec. 27,  Dec. 28,   Dec. 27,   Dec. 28,    Jun. 28,
----------------------------------   2003      2002       2003       2002         2003
                                   --------  --------    --------   --------    -------


INCOME BEFORE INCOME TAXES
      AS REPORTED (GAAP)           $16,138     $20,738   $25,824    $ 32,060    $38,943
Unusual Items
    Exit, integration,
     restructuring charges           1,725           -     2,563           -        998
    Gain on sale of long-term
     investment                          -      (4,075)        -     (10,397)   (11,424)
    Loss on settlement of
     interest rate swaps                 -          66         -       3,277      3,277
    Goodwill and other intangible
     asset impairment                    -           -         -           -     13,249
                                   --------  ----------  --------   --------    -------
Total of unusual items               1,725      (4,009)    2,563      (7,120)     6,100

INCOME BEFORE INCOME TAXES
 ADJ. FOR UNUSUAL ITEMS            $17,863     $16,729   $28,387    $ 24,940    $45,043
                                   ========   =========  ========   ========    ========

---------------------------------------------------------------------------------------



NET INCOME AS REPORTED (GAAP)      $  9,682    $12,921   $15,494    $19,895     $20,124

 Impact of Unusual Items - Net        1,036     (2,469)    1,538     (4,385)      7,464
    of Income Taxes                ---------   --------  --------   --------    -------

NET INCOME ADJ. FOR UNUSUAL
    ITEMS                          $ 10,718    $10,452   $17,032    $15,510     $27,588
                                   =========   ========  ========   ========    ========
---------------------------------------------------------------------------------------


DILUTED EARNINGS PER SHARE
    AS REPORTED (GAAP)             $   0.71    $  0.97   $  1.14    $ 1.49      $ 1.51

 Impact of Unusual Items - Net         0.08      (0.19)     0.11     (0.33)       0.56
    of Income Taxes                ---------   --------  --------   --------    -------

DILUTED EARNINGS PER SHARE
    ADJ. FOR UNUSUAL ITEMS         $   0.79    $  0.78   $  1.25    $ 1.16      $ 2.07
                                   ========    ========  ========   ========    ========


                                    THREE MONTHS ENDED     SIX MONTHS ENDED
                                    ------------------     -----------------
SEGMENT INFORMATION RECONCILIATION   Dec.27    Dec. 28   Dec. 27,   Dec. 28,
----------------------------------    2003      2002      2003       2002
                                   --------    --------  --------   --------

INCOME BEFORE INCOME TAXES
    AS REPORTED                    $ 16,138    $ 20,738  $25,824    $32,060

      Corporate expenses and
       Management Incentive
        Compensation                  5,823      4,110    11,819      8,554
      Amortization                    2,563      1,783     5,125      3,567
      Exit, integration,
        restructuring charges         1,725          -     2,563          -
      Total Other Expense/(Income)    1,723     (2,074)    3,390     (2,140)

                                   --------    --------  -------    -------
Total reconciling items              11,834	 3,819    22,897      9,981

TOTAL PROFIT FROM OPERATIONS
   PER SEGMENT INFORMATION         $ 27,972    $24,557    48,721     42,041
                                   ========    =======  ========    ========
